Groupon Announces Second Quarter 2015 Results

•	Gross billings of $1.53 billion

•	Revenue of $738.4 million

•	Adjusted EBITDA of $61.1 million

•	GAAP earnings per share of $0.16; non-GAAP earnings per share of $0.02

•	Free Cash Flow of $266.8 million for the trailing twelve month period

CHICAGO - (BUSINESS WIRE) - August 7, 2015 - Groupon, Inc. (NASDAQ: GRPN) today announced financial results for the quarter ended June 30, 2015.

"Our marketplace transition continues to gain steam as we delivered another solid quarter," said Groupon CEO Eric Lefkofsky. "Adjusting for currency, all of our businesses in North America and abroad are now growing. Groupon remains an indispensable platform for small businesses while becoming more and more of a daily habit for customers."

Second Quarter 2015 Summary

•
Gross billings, which reflect the total dollar value of customer purchases of goods and services, increased to $1.53 billion in the second quarter 2015, compared with $1.50 billion in the second quarter 2014. Gross billings grew 2% globally, or 10% excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter. On this F/X neutral basis, North America billings increased 12%, EMEA increased 9% and Rest of World increased 6%.

•
Revenue increased to $738.4 million in the second quarter 2015, compared with $716.2 million in the second quarter 2014. Revenue grew 3% globally, or 11% excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter. On this F/X neutral basis, North America revenue increased 14%, EMEA increased 9% and Rest of World declined 4%.

•
Gross profit was $337.0 million in the second quarter 2015, compared with $366.4 million in the second quarter 2014. Excluding the $28.3 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, gross profit would have been $365.3 million.

•
Adjusted EBITDA, a non-GAAP financial measure, was $61.1 million in the second quarter 2015, compared with $59.7 million in the second quarter 2014, as lower gross profit was mostly offset by lower operating expenses, both reflecting the impact of year-over-year changes in foreign exchange rates.

•
Net earnings attributable to common stockholders was $109.1 million, or $0.16 per share, including $0.21 related to the gain on the Ticket Monster sale. Non-GAAP earnings attributable to common stockholders was $13.8 million, or $0.02 per share.

•
Operating cash flow for the trailing twelve months ended June 30, 2015 was $346.3 million. Free cash flow, a non-GAAP financial measure, was negative $12.5 million in the second quarter 2015, bringing free cash flow for the trailing twelve months ended June 30, 2015 to $266.8 million.

•	At the end of the quarter, Groupon had $1.1 billion in cash and cash equivalents.

Definitions and reconciliations of all non-GAAP financial measures are included below in the section titled “Non-GAAP Financial Measures” and in the accompanying tables.

Highlights

•
Units: Global units, defined as vouchers and products sold before cancellations and refunds, increased 7% year-over-year to 53 million in the second quarter 2015. North America units increased 9%, EMEA units increased 10% and Rest of World units declined 3%.

•
Active deals: At the end of the second quarter 2015, on average, active deals were nearly 510,000 globally, with approximately 240,000 in North America. Both include the addition of approximately 75,000 Coupons.

•
Active customers: Active customers, or customers that have purchased a voucher or product within the last twelve months, grew 6% year-over-year, to 48.6 million as of June 30, 2015, comprising 24.9 million in North America, 15.5 million in EMEA, and 8.2 million in Rest of World.

•	Customer spend: Second quarter 2015 trailing twelve month billings per average active customer was $133, compared with $136 in the second quarter 2014.

Share Repurchase
During the second quarter 2015, Groupon repurchased 19,334,744 shares of its Class A common stock at an average price of $6.34 per share, for an aggregate purchase price of $122.7 million. Groupon’s original share repurchase authorization has now been completed, and it has commenced repurchases under its recently announced $500 million share repurchase program. Up to $461.0 million of Class A common stock remains available for repurchase under this program, through August 2017. The timing and amount of any share repurchases are determined based on market conditions, share price and other factors, and the programs may be discontinued or suspended at any time.

Completion of Ticket Monster Sale
As previously disclosed, on May 27, 2015, Groupon announced that it had completed the sale of a controlling stake in Ticket Monster, its South Korean e-commerce business to a partnership formed by KKR and Hong-Kong-based Anchor Equity Partners, for $360 million, including $285 million in cash received by Groupon. Second quarter results include a $202.2 million pretax gain on the sale.

Outlook
Groupon’s outlook for the third quarter and full year 2015 reflects current foreign exchange rates, as well as expected investments in three high-frequency use cases in Local - food and drink; health, beauty, and wellness; and things to do.

For the third quarter 2015, Groupon expects revenue of between $700 million and $750 million. This guidance anticipates nearly 600 basis points of unfavorable impact on the year-over-year growth rate from changes in foreign exchange rates. Groupon expects Adjusted EBITDA for the second quarter 2015 of between $45 million and $65 million, and non-GAAP earnings per share of between $0.00 and $0.02.

For the full year 2015, Groupon continues to expect revenue of between $3.15 billion and $3.3 billion. This guidance anticipates nearly 600 basis points of unfavorable impact on the year-over-year growth rate from changes in foreign exchange rates. In addition, Groupon now expects Adjusted EBITDA for the full year 2015 of closer to $290 million.

Conference Call
A conference call will be webcast live today at 7:30 a.m. CDT / 8:30 a.m. EDT, and will be available on Groupon’s investor relations website at http://investor.groupon.com. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP), we have provided the following non-GAAP financial measures in this release and the accompanying tables: foreign exchange rate neutral operating results, adjusted EBITDA, non-GAAP net income attributable to common stockholders, non-GAAP earnings per share and free cash flow. These non-GAAP financial measures, which are presented on a continuing operations basis, are intended to aid investors in better understanding Groupon's current financial performance and its prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial Information and Business Metrics" included in the tables accompanying this release.

We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.

Acquisition-related expense (benefit), net. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and external transaction costs related to business combinations, primarily consisting of legal and advisory fees. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. We exclude acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and facilitate comparisons to our historical operating results.

Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.

Interest and Other Non-Operating Items. Interest and other non-operating items include: interest income, interest expense, gains and losses related to minority investments, and foreign currency gains and losses. We exclude interest and other non-operating items from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information about our operating performance and facilitates comparisons to our historical operating results.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Foreign exchange rate neutral operating results show our current period operating results as if foreign currency exchange rates had remained the same as those in effect in the comparable prior-year period. We present foreign exchange rate neutral information to facilitate comparisons to our historical operating results.

Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, and acquisition-related expense (benefit), net. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future plans and make strategic decisions regarding the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.

Non-GAAP net income (loss) attributable to common stockholders and non-GAAP earnings (loss) per share adjust our net income (loss) attributable to common stockholders and earnings (loss) per share to exclude the impact of:

•	stock-based compensation,

•	amortization of acquired intangible assets,

•	acquisition-related expense (benefit), net,

•
non-operating foreign currency gains and losses related to intercompany balances and the reclassification of the cumulative translation loss from our legacy business in the Republic of Korea to earnings as a result of the Ticket Monster disposition,

•	non-operating gains and losses from minority investments that we have elected to record at fair value with changes in fair value reported in earnings,

•	income (loss) from discontinued operations and

•	the income tax effect of those items.
We believe that excluding these items from our measures of non-GAAP net income (loss) attributable to common stockholders and earnings (loss) per share provides useful supplemental information for evaluating our operating performance and facilitates comparisons to our historical results by eliminating items that are non-cash in nature, relate to discrete events or are otherwise not indicative of the core operating performance of our ongoing business.
Free cash flow is a non-GAAP financial measure that comprises net cash provided by (used in) operating activities from continuing operations less purchases of property and equipment and capitalized software from continuing operations. We use free cash flow, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal-use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in Groupon's cash balance for the applicable period.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. The words "may," will," should," "could," "expect," anticipate," "believe," "estimate," intend," "continue" and other similar expressions are intended to identify forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those included in the forward-looking statements include, but are not limited to, volatility in our revenue and operating results; risks related to our business strategy including our marketing strategy and spend; effectively dealing with challenges arising from our international operations including fluctuations in currency exchange rates; retaining existing customers and adding new customers; retaining and adding new and high quality merchants; cyber security breaches; incurring expenses as we expand our business; competing successfully in our industry; maintaining favorable payment terms with our business partners; providing a strong mobile experience for our customers; delivery and routing of our emails; maintaining a strong brand; managing inventory and order fulfillment risks; integrating our technology platforms; managing refund risks; retaining, attracting and integrating members of our executive team; litigation; compliance with domestic and foreign laws and regulations, including the CARD Act and regulation of the Internet and e-commerce; tax liabilities; tax legislation; maintaining our information technology infrastructure; protecting our intellectual property; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; seasonality; payment-related risks; customer and merchant fraud; global economic uncertainty; and our ability to raise capital if necessary. For additional information regarding these and other risks and uncertainties, we urge you to refer to the factors included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission, copies of which may be obtained by visiting the company's Investor Relations web site at http://investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon’s expectations as of August 7, 2015. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Groupon
Groupon (NASDAQ: GRPN) is a global leader of local commerce and the place you start when you want to buy just about anything, anytime, anywhere. By leveraging the company’s global relationships and scale, Groupon offers consumers a vast marketplace of unbeatable deals all over the world. Shoppers discover the best a city has to offer on the web or on mobile with Groupon Local, enjoy vacations with Groupon Getaways, and find a curated selection of electronics, fashion, home furnishings and more with Groupon Goods.

Groupon is redefining how traditional small businesses attract, retain and interact with customers by providing merchants with a suite of products and services, including customizable deal campaigns, credit card payment processing capabilities, and point-of-sale solutions that help businesses grow and operate more effectively. To search for great deals or subscribe to Groupon emails, visit www.Groupon.com. To download Groupon's top-rated mobile apps, visit www.groupon.com/mobile. To learn more about the company’s merchant solutions and how to work with Groupon, visit www.GrouponWorks.com

Contacts:
Investor Relations	Public Relations
Genny Konz	Bill Roberts
Tom Grant	312-459-5191
312-999-3098
ir@groupon.com

Groupon, Inc.
Summary Consolidated and Segment Results
(in thousands, except share and per share amounts)
(unaudited)

The financial results of Ticket Monster, including the gain on disposition and related tax effects, are presented as discontinued operations in the accompanying condensed consolidated financial statements and tables for the three and six months ended June 30, 2015. Additionally, the assets and liabilities for Ticket Monster are presented as held for sale in the accompanying condensed consolidated balance sheet as of December 31, 2014. All prior period financial information and operational metrics have been retrospectively adjusted to reflect this presentation.

	Three Months Ended June 30,		Y/Y % Growth	FX Effect(2)	Y/Y % Growth excluding FX(2)	Six Months Ended June 30,		Y/Y % Growth	FX Effect(2)	Y/Y % Growth excluding FX(2)
	2015	2014				2015	2014
Gross Billings(1):
North America	$896,256	$798,845	12.2%	$(1,166)	12.3%	$1,790,233	$1,580,614	13.3%	$(2,264)	13.4%
EMEA	433,536	483,255	(10.3)	(91,894)	8.7	892,725	996,843	(10.4)	(183,746)	8.0
Rest of World	199,221	220,010	(9.4)	(33,150)	5.6	398,056	445,359	(10.6)	(57,895)	2.4
Consolidated gross billings	$1,529,013	$1,502,110	1.8%	$(126,210)	10.2%	$3,081,014	$3,022,816	1.9%	$(243,905)	10.0%

Revenue:
North America	$481,282	$423,931	13.5%	$(215)	13.6%	$961,164	$854,993	12.4%	$(549)	12.5%
EMEA	204,047	227,690	(10.4)	(44,911)	9.3	420,267	458,583	(8.4)	(88,799)	11.0
Rest of World	53,066	64,590	(17.8)	(9,071)	(3.8)	107,320	131,050	(18.1)	(16,195)	(5.7)
Consolidated revenue	$738,395	$716,211	3.1%	$(54,197)	10.7%	$1,488,751	$1,444,626	3.1%	$(105,543)	10.4%

(Loss) income from operations	$(9,226)	$2,376	(488.3)%	$1,452	(549.4)%	$(3,931)	$(3,988)	1.4%	$15	(1.1)%

Loss from continuing operations	(15,267)	(10,692)				(32,006)	(32,466)

Income (loss) from discontinued operations, net of tax	127,179	(10,230)				133,463	(23,819)

Net income (loss) attributable to Groupon, Inc.	$109,084	$(22,875)				$94,811	$(60,670)

Basic net income (loss) per share:
Continuing operations	$(0.03)	$(0.02)				$(0.06)	$(0.05)
Discontinued operations	0.19	(0.01)				0.20	(0.04)
Basic net income (loss) per share	$0.16	$(0.03)				$0.14	$(0.09)

Diluted net income (loss) per share:
Continuing operations	$(0.03)	$(0.02)				$(0.06)	$(0.05)
Discontinued operations	0.19	(0.01)				0.20	(0.04)
Diluted net income (loss) per share	$0.16	$(0.03)				$0.14	$(0.09)

Weighted average number of shares outstanding
Basic	671,630,169	675,538,392				674,006,553	678,958,541
Diluted	671,630,169	675,538,392				674,006,553	678,958,541

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)
Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three and six months ended June 30, 2014.

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating activities
Net income (loss)	$111,912	$(20,922)	$101,457	$(56,285)
Less: Income (loss) from discontinued operations, net of tax	127,179	(10,230)	133,463	(23,819)
Loss from continuing operations	(15,267)	(10,692)	(32,006)	(32,466)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, equipment and software	27,500	21,928	53,766	43,376
Amortization of acquired intangible assets	3,872	5,096	9,806	11,081
Stock-based compensation	38,485	29,738	73,629	52,649
Deferred income taxes	(72)	(57)	(50)	516
Excess tax benefits on stock-based compensation	(3,330)	(4,077)	(6,226)	(9,932)
Loss on equity method investments	—	420	—	368
Gain from changes in fair value of contingent consideration	(424)	—	(703)	(39)
Gain from changes in fair value of investment	(450)	—	(450)	—
Impairments of investments	—	191	—	588
Change in assets and liabilities, net of acquisitions:
Restricted cash	(82)	(1,864)	3,163	1,672
Accounts receivable	(1,381)	(1,385)	(10,282)	(22,220)
Prepaid expenses and other current assets	(3,934)	1,144	(6,447)	4,157
Accounts payable	(8,559)	(9,781)	(6,315)	(7,468)
Accrued merchant and supplier payables	(33,499)	(34,961)	(50,533)	(68,484)
Accrued expenses and other current liabilities	8,515	(26,754)	6,045	(28,956)
Other, net	(1,379)	2,529	17,309	12,059
Net cash provided by (used in) operating activities from continuing operations	9,995	(28,525)	50,706	(43,099)
Net cash provided by (used in) operating activities from discontinued operations	6,982	5,778	(17,373)	(365)
Net cash provided by (used in) operating activities	16,977	(22,747)	33,333	(43,464)

Net cash used in investing activities from continuing operations	(28,541)	(32,157)	(47,984)	(95,151)
Net cash provided by (used in) investing activities from discontinued operations	245,094	(2,341)	244,470	(77,955)
Net cash provided by (used in) investing activities	216,553	(34,498)	196,486	(173,106)

Net cash used in financing activities	(138,227)	(114,753)	(171,169)	(156,245)

Effect of exchange rate changes on cash and cash equivalents, including cash classified within current assets held for sale	9,784	1,262	(20,415)	431
Net increase (decrease) in cash and cash equivalents, including cash classified within current assets held for sale	105,087	(170,736)	38,235	(372,384)
Less: Net (decrease) increase in cash classified within current assets held for sale	(29,557)	4,669	(55,279)	22,675
Net increase (decrease) in cash and cash equivalents	134,644	(175,405)	93,514	(395,059)
Cash and cash equivalents, beginning of period	975,504	1,020,818	1,016,634	1,240,472
Cash and cash equivalents, end of period	$1,110,148	$845,413	$1,110,148	$845,413

Groupon, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Third party and other	$340,846	$372,504	$700,967	$770,206
Direct	397,549	343,707	787,784	674,420
Total revenue	738,395	716,211	1,488,751	1,444,626
Cost of revenue:
Third party and other	47,545	48,757	99,242	102,559
Direct	353,843	301,044	705,096	610,145
Total cost of revenue	401,388	349,801	804,338	712,704
Gross profit	337,007	366,410	684,413	731,922
Operating expenses:
Marketing	57,007	57,699	109,540	126,884
Selling, general and administrative	288,721	305,738	578,568	606,644
Acquisition-related expense, net	505	597	236	2,382
Total operating expenses	346,233	364,034	688,344	735,910
(Loss) income from operations	(9,226)	2,376	(3,931)	(3,988)
Other income (expense), net(1)	2,941	(1,023)	(16,986)	(1,863)
(Loss) income from continuing operations before provision for income taxes	(6,285)	1,353	(20,917)	(5,851)
Provision for income taxes	8,982	12,045	11,089	26,615
Loss from continuing operations	(15,267)	(10,692)	(32,006)	(32,466)
Income (loss) from discontinued operations, net of tax	127,179	(10,230)	133,463	(23,819)
Net income (loss)	111,912	(20,922)	101,457	(56,285)
Net income attributable to noncontrolling interests	(2,828)	(1,953)	(6,646)	(4,385)
Net income (loss) attributable to Groupon, Inc.	$109,084	$(22,875)	$94,811	$(60,670)

Basic net income (loss) per share:
Continuing operations	$(0.03)	$(0.02)	$(0.06)	$(0.05)
Discontinued operations	0.19	(0.01)	0.20	(0.04)
Basic net income (loss) per share	$0.16	$(0.03)	$0.14	$(0.09)

Diluted net income (loss) per share:
Continuing operations	$(0.03)	$(0.02)	$(0.06)	$(0.05)
Discontinued operations	0.19	(0.01)	0.20	(0.04)
Diluted net income (loss) per share	$0.16	$(0.03)	$0.14	$(0.09)

Weighted average number of shares outstanding
Basic	671,630,169	675,538,392	674,006,553	678,958,541
Diluted	671,630,169	675,538,392	674,006,553	678,958,541

(1)
Other income (expense), net includes foreign currency gains of $2.5 million and losses of $0.7 million for the three months ended June 30, 2015 and 2014, respectively and losses of $17.0 million and $1.5 million for the six months ended June 30, 2015 and 2014, respectively.

Groupon, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,110,148	$1,016,634
Accounts receivable, net	95,311	90,597
Deferred income taxes	18,462	16,271
Prepaid expenses and other current assets	173,446	192,382
Current assets held for sale	—	85,445
Total current assets	1,397,367	1,401,329
Property, equipment and software, net	173,426	176,004
Goodwill	231,461	236,756
Intangible assets, net	23,846	30,609
Investments (including $135.4 million and $7.4 million at June 30, 2015 and December 31, 2014, respectively, at fair value)	150,018	24,298
Deferred income taxes, non-current	24,219	41,323
Other non-current assets	20,489	16,173
Non-current assets held for sale	—	301,105
Total Assets	$2,020,826	$2,227,597
Liabilities and Equity
Current liabilities:
Accounts payable	$16,273	$13,822
Accrued merchant and supplier payables	699,765	772,156
Accrued expenses	220,048	214,260
Deferred income taxes	29,815	31,998
Other current liabilities	123,092	127,121
Current liabilities held for sale	—	166,239
Total current liabilities	1,088,993	1,325,596
Deferred income taxes, non-current	9,083	773
Other non-current liabilities	130,004	129,531
Non-current liabilities held for sale	—	6,753
Total Liabilities	1,228,080	1,462,653
Commitments and contingencies
Stockholders' Equity
Class A common stock, par value $0.0001 per share, 2,000,000,000 shares authorized, 709,198,287 shares issued and 660,206,739 shares outstanding at June 30, 2015 and 699,008,084 shares issued and 671,768,980 shares outstanding at December 31, 2014	71	70
Class B common stock, par value $0.0001 per share, 10,000,000 shares authorized, 2,399,976 shares issued and outstanding at June 30, 2015 and December 31, 2014	—	—
Common stock, par value $0.0001 per share, 2,010,000,000 shares authorized, no shares issued and outstanding at June 30, 2015 and December 31, 2014	—	—
Additional paid-in capital	1,902,892	1,847,420
Treasury stock, at cost, 48,991,548 shares at June 30, 2015 and 27,239,104 shares at December 31, 2014	(339,626)	(198,467)
Accumulated deficit	(827,149)	(921,960)
Accumulated other comprehensive income	55,688	35,763
Total Groupon, Inc. Stockholders' Equity	791,876	762,826
Noncontrolling interests	870	2,118
Total Equity	792,746	764,944
Total Liabilities and Equity	$2,020,826	$2,227,597

Groupon, Inc.
Segment Information
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
North America
Gross billings (1)	$896,256	$798,845	$1,790,233	$1,580,614
Revenue	481,282	423,931	961,164	854,993
Segment cost of revenue and operating expenses (2)	454,413	409,386	909,629	829,063
Segment operating income (2)	$26,869	$14,545	$51,535	$25,930
Segment operating income as a percent of segment gross billings	3.0%	1.8%	2.9%	1.6%
Segment operating income as a percent of segment revenue	5.6%	3.4%	5.4%	3.0%

EMEA
Gross billings (1)	$433,536	$483,255	$892,725	$996,843
Revenue	204,047	227,690	420,267	458,583
Segment cost of revenue and operating expenses (2)	194,378	199,981	390,946	411,951
Segment operating income (2)	$9,669	$27,709	$29,321	$46,632
Segment operating income as a percent of segment gross billings	2.2%	5.7%	3.3%	4.7%
Segment operating income as a percent of segment revenue	4.7%	12.2%	7.0%	10.2%

Rest of World
Gross billings (1)	$199,221	$220,010	$398,056	$445,359
Revenue	53,066	64,590	107,320	131,050
Segment cost of revenue and operating expenses (2)	59,858	74,133	118,260	152,569
Segment operating loss (2)	$(6,792)	$(9,543)	$(10,940)	$(21,519)
Segment operating loss as a percent of segment gross billings	(3.4)%	(4.3)%	(2.7)%	(4.8)%
Segment operating loss as a percent of segment revenue	(12.8)%	(14.8)%	(10.2)%	(16.4)%

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)	Segment cost of revenue and operating expenses and segment operating income (loss) exclude stock-based compensation and acquisition-related expense, net.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Adjusted EBITDA, non-GAAP earnings attributable to common stockholders and non-GAAP earnings per share are non-GAAP financial measures. The Company reconciles Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Net (loss) income from continuing operations" for the periods presented and the Company reconciles non-GAAP earnings per share to the most comparable U.S. GAAP financial measure, "Diluted net income (loss) per share," for the periods presented.

The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Net (loss) income from continuing operations."

	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015
(Loss) income from continuing operations	$(10,692)	$(12,573)	$26,566	$(16,739)	$(15,267)
Adjustments:
Stock-based compensation (1)	29,738	32,680	29,961	35,144	38,467
Acquisition-related expense (benefit), net	597	(304)	(809)	(269)	505
Depreciation and amortization	27,024	30,462	30,122	32,200	31,372
Other expense (income), net	1,023	20,056	11,531	19,927	(2,941)
Provision (benefit) for income taxes	12,045	(6,434)	(4,457)	2,107	8,982
Total adjustments	70,427	76,460	66,348	89,109	76,385
Adjusted EBITDA	$59,735	$63,887	$92,914	$72,370	$61,118

(1)
Includes stock-based compensation classified within cost of revenue, marketing expense, and selling, general and administrative expense. Other expense (income), net, includes $0.02 million of additional stock-based compensation for the three months ended June 30, 2015.

The following is a reconciliation of net income (loss) attributable to common stockholders to non-GAAP net income (loss) attributable to common stockholders and a reconciliation of diluted net income (loss) per share to non-GAAP net income (loss) per share for the three and six months ended June 30, 2015:

	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015
Net income attributable to common stockholders	$109,084	$94,811
Stock-based compensation	38,485	73,629
Amortization of acquired intangible assets	3,872	9,806
Acquisition-related expense, net	505	236
Intercompany foreign currency (gains) losses and reclassification of translation adjustment to earnings (1)	(1,680)	15,957
Gain from changes in fair value of investment	(450)	(450)
Income tax effect of above adjustments	(8,831)	(25,390)
Income from discontinued operations, net of tax	(127,179)	(133,463)
Non-GAAP net income attributable to common stockholders	$13,806	$35,136

Diluted shares	671,630,169	674,006,553
Incremental diluted shares	6,950,563	7,833,244
Adjusted diluted shares	678,580,732	681,839,797

Diluted net income per share	$0.16	$0.14
Impact of stock-based compensation, amortization of acquired intangible assets, acquisition-related (benefit) expense, net, intercompany foreign currency losses (gains), income from discontinued operations and related tax effects	(0.14)	(0.09)
Non-GAAP net income per share	$0.02	$0.05

(1)
For the three and six months ended June 30, 2015, a $4.4 million loss related to the cumulative translation adjustment from the Company's legacy business in the Republic of Korea was reclassified to earnings as a result of the Ticket Monster disposition.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Foreign exchange rate neutral operating results are non-GAAP financial measures. The Company reconciles foreign exchange rate neutral operating results to the most comparable U.S. GAAP financial measures, "Gross billings," "Revenue" and "Income (loss) from continuing operations," respectively, for the periods presented. The Company reconciles "foreign exchange rate neutral Gross billings growth" and "foreign exchange rate neutral Revenue growth" to year-over-year growth rates for the most comparable U.S. GAAP financial measures, "Gross billings growth" and "Revenue growth," respectively, for the periods presented.
The effect on the Company's gross billings, revenue and income (loss) from changes in exchange rates versus the U.S. Dollar for the three months ended June 30, 2015 was as follows:

	Three Months Ended June 30, 2015			Three Months Ended June 30, 2015
	At Avg. Q2 2014 Rates(1)	Exchange Rate Effect(2)	As Reported	At Avg. Q1 2015 Rates(3)	Exchange Rate Effect(2)	As Reported
Gross billings	$1,655,223	$(126,210)	$1,529,013	$1,536,816	$(7,803)	$1,529,013
Revenue	792,592	(54,197)	738,395	742,128	(3,733)	738,395
(Loss) income from operations	$(10,678)	$1,452	$(9,226)	$(9,364)	$138	$(9,226)
The effect on the Company's gross billings, revenue and income (loss) from changes in exchange rates versus the U.S. Dollar for the six months ended June 30, 2015 was as follows:

	Six Months Ended June 30, 2015			Six Months Ended June 30, 2015
	At Avg. Q2 2014 YTD Rates(1)	Exchange Rate Effect(2)	As Reported	At Avg. Q4'14 - Q1'15 Rates(3)	Exchange Rate Effect(2)	As Reported
Gross billings	$3,324,919	$(243,905)	$3,081,014	$3,144,686	$(63,672)	$3,081,014
Revenue	1,594,294	(105,543)	1,488,751	1,516,989	(28,238)	1,488,751
(Loss) income from operations	$(3,946)	$15	$(3,931)	$(3,455)	$(476)	$(3,931)

(1)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three and six months ended June 30, 2014.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior periods.

(3)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three and six months ended March 31, 2015.

The following is a quarterly reconciliation of foreign exchange rate neutral Gross billings growth from the comparable quarterly periods of the prior year to reported Gross billings growth from the comparable quarterly periods of the prior year.

	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015
EMEA Gross billings growth, excluding FX	(4)%	10%	8%	7%	9%
FX Effect	4	—	(9)	(18)	(19)
EMEA Gross billings growth	—%	10%	(1)%	(11)%	(10)%

Rest of World Gross billings growth, excluding FX	8%	1%	—%	(1)%	6%
FX Effect	(8)	(4)	(10)	(11)	(15)
Rest of World Gross billings growth	—%	(3)%	(10)%	(12)%	(9)%

Consolidated Gross billings growth, excluding FX	6%	12%	13%	10%	10%
FX Effect	—	(1)	(5)	(8)	(8)
Consolidated Gross billings growth	6%	11%	8%	2%	2%

The following is a quarterly reconciliation of foreign exchange rate neutral Revenue growth from the comparable quarterly periods of the prior year to reported Revenue growth from the comparable quarterly periods of the prior year.

	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015
EMEA Revenue growth, excluding FX	36%	55%	18%	13%	9%
FX Effect	6	1	(10)	(19)	(19)
EMEA Revenue growth	42%	56%	8%	(6)%	(10)%

Rest of World Revenue growth, excluding FX	(1)%	(20)%	(9)%	(8)%	(4)%
FX Effect	(9)	(4)	(10)	(10)	(14)
Rest of World Revenue growth	(10)%	(24)%	(19)%	(18)%	(18)%

Consolidated Revenue growth, excluding FX	17%	21%	19%	10%	11%
FX Effect	1	(1)	(4)	(7)	(8)
Consolidated Revenue growth	18%	20%	15%	3%	3%

The effect on North America's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended June 30, 2015 was as follows:

	At Avg. Q2 2014 Rates (1)	Exchange Rate Effect (2)	June 30, 2015 As Reported	June 30, 2014 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$500,047	$(669)	$499,378	$461,366	8.2%	8.4%

Goods:
Third party	9,098	(320)	8,778	7,391	18.8%	23.1%
Direct	285,192	—	285,192	240,227	18.7	18.7
Total	294,290	(320)	293,970	247,618	18.7%	18.8%

Travel:
Third party	103,085	(177)	102,908	89,861	14.5%	14.7%

Total gross billings	$897,422	$(1,166)	$896,256	$798,845	12.2%	12.3%

The effect on EMEA's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended June 30, 2015 was as follows:

	At Avg. Q2 2014 Rates (1)	Exchange Rate Effect (2)	June 30, 2015 As Reported	June 30, 2014 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$237,441	$(38,888)	$198,553	$227,266	(12.6)%	4.5%

Goods:
Third party	83,861	(14,124)	69,737	92,389	(24.5)%	(9.2)%
Direct	130,612	(24,910)	105,702	98,568	7.2	32.5
Total	214,473	(39,034)	175,439	190,957	(8.1)%	12.3%

Travel:
Third party	73,516	(13,972)	59,544	65,032	(8.4)%	13.0%

Total gross billings	$525,430	$(91,894)	$433,536	$483,255	(10.3)%	8.7%

The effect on Rest of World's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended June 30, 2015 was as follows:

	At Avg. Q2 2014 Rates (1)	Exchange Rate Effect (2)	June 30, 2015 As Reported	June 30, 2014 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$118,168	$(17,765)	$100,403	$112,741	(10.9)%	4.8%

Goods:
Third party	69,419	(8,519)	60,900	68,964	(11.7)%	0.7%
Direct	7,578	(923)	6,655	4,912	35.5	54.3
Total	76,997	(9,442)	67,555	73,876	(8.6)%	4.2%

Travel:
Third party	37,206	(5,943)	31,263	33,393	(6.4)%	11.4%

Total gross billings	$232,371	$(33,150)	$199,221	$220,010	(9.4)%	5.6%

The effect on consolidated gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended June 30, 2015 was as follows:

	At Avg. Q2 2014 Rates (1)	Exchange Rate Effect (2)	June 30, 2015 As Reported	June 30, 2014 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$855,656	$(57,322)	$798,334	$801,373	(0.4)%	6.8%

Goods:
Third party	162,378	(22,963)	139,415	168,744	(17.4)%	(3.8)%
Direct	423,382	(25,833)	397,549	343,707	15.7	23.2
Total	585,760	(48,796)	536,964	512,451	4.8%	14.3%

Travel:
Third party	213,807	(20,092)	193,715	188,286	2.9%	13.6%

Total gross billings	$1,655,223	$(126,210)	$1,529,013	$1,502,110	1.8%	10.2%

(1)	Represents the financial statement balances that would have resulted had average exchange rates in the reporting period been the same as those in effect during the three months ended June 30, 2014.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior year period.

Groupon, Inc.
Supplemental Financial Information and Business Metrics (9)(10)
(financial data in thousands; active customers in millions)
(unaudited)

	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015
Segments
North America Segment:
Gross Billings (1):
Local(2) Gross Billings	$461,366	$446,573	$499,250	$512,558	$499,378
Travel Gross Billings	89,861	84,820	80,296	96,678	102,908
Gross Billings - Services	551,227	531,393	579,546	609,236	602,286
Gross Billings - Goods	247,618	242,893	369,033	284,741	293,970
Total Gross Billings	$798,845	$774,286	$948,579	$893,977	$896,256
Year-over-year growth	12%	16%	20%	14%	12%
% Third Party and Other	70%	69%	62%	69%	68%
% Direct	30%	31%	38%	31%	32%
Gross Billings Trailing Twelve Months (TTM)	$3,034,334	$3,143,621	$3,303,479	$3,415,687	$3,513,098

Revenue (3):
Local Revenue	$164,500	$161,912	$170,946	$180,864	$172,461
Travel Revenue	17,805	17,627	17,165	19,989	21,958
Revenue - Services	182,305	179,539	188,111	200,853	194,419
Revenue - Goods	241,626	238,955	362,863	279,029	286,863
Total Revenue	$423,931	$418,494	$550,974	$479,882	$481,282
Year-over-year growth	12%	16%	24%	11%	14%
% Third Party and Other	43%	43%	35%	42%	41%
% Direct	57%	57%	65%	58%	59%
Revenue TTM	$1,659,615	$1,717,271	$1,824,461	$1,873,281	$1,930,632

Gross Profit (4):
Local Gross Profit	$142,674	$138,189	$147,582	$154,776	$147,574
% of North America Local Gross Billings	30.9%	30.9%	29.6%	30.2%	29.6%
Travel Gross Profit	14,365	14,000	14,187	15,791	18,385
% of North America Travel Gross Billings	16.0%	16.5%	17.7%	16.3	17.9%
Gross Profit - Services	157,039	152,189	161,769	170,567	165,959
% of North America Services Gross Billings	28.5%	28.6%	27.9%	28.0%	27.6%
Gross Profit - Goods	22,961	23,953	34,404	23,923	30,598
% of North America Goods Gross Billings	9.3%	9.9%	9.3%	8.4%	10.4%
Total Gross Profit	$180,000	$176,142	$196,173	$194,490	$196,557
Year-over-year growth	(7)%	3%	13%	8%	9%
% Third Party and Other	88%	87%	83%	88%	85%
% Direct	12%	13%	17%	12%	15%
% of North America Total Gross Billings	22.5%	22.7%	20.7%	21.8%	21.9%

EMEA Segment:
Gross Billings:
Local Gross Billings	$227,266	$218,615	$242,119	$217,598	$198,553
Travel Gross Billings	65,032	79,802	72,710	65,065	59,544
Revenue - Services	292,298	298,417	314,829	282,663	258,097
Revenue - Goods	190,957	191,006	245,712	176,526	175,439
Total Gross Billings	$483,255	$489,423	$560,541	$459,189	$433,536
Year-over-year growth	—%	10%	(1)%	(11)%	(10)%
Year-over-year growth, excluding FX (5)	(4)%	10%	8%	7%	9%
% Third Party and Other	80%	78%	74%	77%	76%
% Direct	20%	22%	26%	23%	24%
Gross Billings TTM	$2,005,874	$2,051,979	$2,046,807	$1,992,408	$1,942,689

Revenue:
Local Revenue	$96,485	$90,002	$95,572	$82,536	$75,543
Travel Revenue	15,792	16,960	16,321	14,717	13,100
Revenue - Services	112,277	106,962	111,893	97,253	88,643
Revenue - Goods	115,413	123,110	160,582	118,967	115,404
Total Revenue	$227,690	$230,072	$272,475	$216,220	$204,047
Year-over-year growth	42%	56%	8%	(6)%	(10)%
Year-over-year growth, excluding FX	36%	55%	18%	13%	9%
% Third Party and Other	57%	53%	46%	51%	48%
% Direct	43%	47%	54%	49%	52%
Revenue TTM	$857,738	$939,860	$961,130	$946,457	$922,814

	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015
Gross Profit:
Local Gross Profit	$90,373	$83,956	$90,150	$77,356	$70,270
% of EMEA Local Gross Billings	39.8%	38.4%	37.2%	35.5%	35.4%
Travel Gross Profit	14,894	15,440	15,226	12,400	11,939
% of EMEA Travel Gross Billings	22.9%	19.3%	20.9%	19.1	20.1%
Gross Profit - Services	105,267	99,396	105,376	89,756	82,209
% of EMEA Services Gross Billings	36.0%	33.3%	33.5%	31.8%	31.9%
Gross Profit - Goods	35,432	32,252	38,154	25,481	21,878
% of EMEA Goods Gross Billings	18.6%	16.9%	15.5%	14.4%	12.5%
Total Gross Profit	$140,699	$131,648	$143,530	$115,237	$104,087
Year-over-year growth	1%	6%	(6)%	(18)%	(26)%
% Third Party and Other	85%	85%	82%	87%	86%
% Direct	15%	15%	18%	13%	14%
% of EMEA Total Gross Billings	29.1%	26.9%	25.6%	25.1%	24.0%

Rest of World Segment:
Gross Billings:
Local Gross Billings	$112,741	$120,269	$105,420	$99,735	$100,403
Travel Gross Billings	33,393	35,754	32,313	32,946	31,263
Gross Billings - Services	146,134	156,023	137,733	132,681	131,666
Gross Billings - Goods	73,876	70,615	77,816	66,154	67,555
Total Gross Billings	$220,010	$226,638	$215,549	$198,835	$199,221
Year-over-year growth	—%	(3)%	(10)%	(12)%	(9)%
Year-over-year growth, excluding FX	8%	1%	—%	(1)%	6%
% Third Party and Other	98%	98%	96%	98%	97%
% Direct	2%	2%	4%	2%	3%
Gross Billings TTM	$918,363	$910,670	$887,546	$861,032	$840,243

Revenue:
Local Revenue	$37,018	$39,034	$32,264	$30,281	$28,499
Travel Revenue	6,507	7,243	5,757	6,495	6,363
Revenue - Services	43,525	46,277	38,021	36,776	34,862
Revenue - Goods	21,065	19,426	21,758	17,478	18,204
Total Revenue	$64,590	$65,703	$59,779	$54,254	$53,066
Year-over-year growth	(10)%	(24)%	(19)%	(18)%	(18)%
Year-over-year growth, excluding FX	(1)%	(20)%	(9)%	(8)%	(4)%
% Third Party and Other	92%	92%	86%	91%	87%
% Direct	8%	8%	14%	9%	13%
Revenue TTM	$290,779	$270,211	$256,532	$244,326	$232,802

Gross Profit:
Local Gross Profit	$31,997	$34,373	$27,175	$26,161	$24,567
% of Rest of World Local Gross Billings	28.4%	28.6%	25.8%	26.2%	24.5%
Travel Gross Profit	4,928	5,544	3,815	4,906	5,012
% of Rest of World Travel Gross Billings	14.8%	15.5%	11.8%	14.9%	16.0%
Gross Profit - Services	36,925	39,917	30,990	31,067	29,579
% of Rest of World Services Gross Billings	25.3%	25.6%	22.5%	23.4%	22.5%
Gross Profit - Goods	8,786	7,571	7,416	6,612	6,784
% of Rest of World Goods Gross Billings	11.9%	10.7%	9.5%	10.0%	10.0%
Total Gross Profit	$45,711	$47,488	$38,406	$37,679	$36,363
Year-over-year growth	(10)%	(26)%	(24)%	(16)%	(20)%
% Third Party and Other	99%	100%	96%	99%	99%
% Direct	1%	—%	4%	1%	1%
% of Rest of World Total Gross Billings	20.8%	21.0%	17.8%	18.9%	18.3%

Consolidated Results of Operations:
Gross Billings:
Local Gross Billings	$801,373	$785,457	$846,789	$829,891	$798,334
Travel Gross Billings	188,286	200,376	185,319	194,689	193,715
Gross Billings - Services	989,659	985,833	1,032,108	1,024,580	992,049
Gross Billings - Goods	512,451	504,514	692,561	527,421	536,964
Total Gross Billings	$1,502,110	$1,490,347	$1,724,669	$1,552,001	$1,529,013
Year-over-year growth	6%	11%	8%	2%	2%
Year-over-year growth, excluding FX	6%	12%	13%	10%	10%
% Third Party and Other	77%	76%	70%	75%	74%
% Direct	23%	24%	30%	25%	26%
Gross Billings TTM	$5,958,571	$6,106,270	$6,237,832	$6,269,127	$6,296,030
Year-over-year growth	7%	7%	8%	7%	6%

	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015
Revenue:
Local Revenue	$298,003	$290,948	$298,782	$293,681	$276,503
Travel Revenue	40,104	41,830	39,243	41,201	41,421
Revenue - Services	338,107	332,778	338,025	334,882	317,924
Revenue - Goods	378,104	381,491	545,203	415,474	420,471
Total Revenue	$716,211	$714,269	$883,228	$750,356	$738,395
Year-over-year growth	18%	20%	15%	3%	3%
Year-over-year growth, excluding FX	17%	21%	19%	10%	11%
% Third Party and Other	52%	51%	42%	48%	46%
% Direct	48%	49%	58%	52%	54%
Revenue TTM	$2,808,132	$2,927,342	$3,042,123	$3,064,064	$3,086,248
Year-over-year growth	16%	20%	18%	13%	10%

Gross Profit:
Local Gross Profit	$265,044	$256,518	$264,907	$258,293	$242,411
% of Consolidated Local Gross Billings	33.1%	32.7%	31.3%	31.1%	30.4%
Travel Gross Profit	34,187	34,984	33,228	33,097	35,336
% of Consolidated Travel Gross Billings	18.2%	17.5%	17.9%	17.0%	18.2%
Gross Profit - Services	299,231	291,502	298,135	291,390	277,747
% of Consolidated Services Gross Billings	30.2%	29.6%	28.9%	28.4%	28.0%
Gross Profit - Goods	67,179	63,776	79,974	56,016	59,260
% of Consolidated Goods Gross Billings	13.1%	12.6%	11.5%	10.6%	11.0%
Total Gross Profit	$366,410	$355,278	$378,109	$347,406	$337,007
Year-over-year growth	(5)%	(1)%	—%	(5)%	(8)%
% Third Party and Other	88%	88%	84%	89%	87%
% Direct	12%	12%	16%	11%	13%
% of Total Consolidated Gross Billings	24.4%	23.8%	21.9%	22.4%	22.0%

Marketing	$57,699	$55,258	$59,812	$52,533	$57,007
Selling, general and administrative	$305,738	$299,275	$285,472	$289,847	$288,721
Adjusted EBITDA	$59,735	$63,887	$92,914	$72,370	$61,118
% of Total Consolidated Gross Billings	4.0%	4.3%	5.4%	4.7%	4.0%
% of Total Consolidated Revenue	8.3%	8.9%	10.5%	9.6%	8.3%

Groupon, Inc.
Supplemental Financial Information and Business Metrics (9)(10)
(financial data in thousands; active customers in millions)
(unaudited)

Free cash flow is a non-GAAP financial measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP financial measure, "Net cash provided by (used in) operating activities from continuing operations."

	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015

Net cash (used in) provided by operating activities from continuing operations	$(28,525)	$22,324	$273,272	$40,711	$9,995
Purchases of property and equipment and capitalized software from continuing operations	(28,712)	(18,638)	(20,117)	(18,294)	(22,452)
Free cash flow	$(57,237)	$3,686	$253,155	$22,417	$(12,457)

Net cash provided by operating activities from continuing operations (TTM)	$123,271	$157,500	$252,497	$307,782	$346,302
Purchases of property and equipment and capitalized software from continuing operations (TTM)	(79,800)	(83,374)	(83,560)	(85,761)	(79,501)
Free cash flow (TTM)	$43,471	$74,126	$168,937	$222,021	$266,801

Net cash used in investing activities from continuing operations	$(32,157)	$(19,046)	$(35,175)	$(19,443)	$(28,541)
Net cash used in financing activities	$(114,753)	$(16,823)	$(21,088)	$(32,942)	$(138,227)

Net cash used in investing activities from continuing operations (TTM)	$(144,925)	$(137,527)	$(149,372)	$(105,821)	$(102,205)
Net cash used in financing activities (TTM)	$(220,659)	$(228,512)	$(194,156)	$(185,606)	$(209,080)

Other Metrics:
Active Customers (6)
North America	22.6	23.5	24.1	24.6	24.9
EMEA	14.5	14.9	15.2	15.3	15.5
Rest of World	8.8	8.2	8.1	8.2	8.2
Total Active Customers	45.9	46.6	47.4	48.1	48.6

TTM Gross Billings / Average Active Customer (7)
North America	$145	$145	$147	$147	$148
EMEA	141	142	139	134	130
Rest of World	104	108	105	101	98
Consolidated	136	137	137	135	133

Global headcount as of June 30, 2015 and 2014 was as follows:

	Q2 2014	Q2 2015
Sales (8)	4,551	4,321
% North America	29%	29%
% EMEA	44%	43%
% Rest of World	27%	28%
Other	6,287	6,365
Total Headcount	10,838	10,686

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)
Local represents deals from local merchants, deals with national merchants, and deals through local events. Other revenue transactions include advertising, payment processing, point of sale and commission revenue.

(3)
Includes third party revenue, direct revenue and other revenue. Third party revenue is related to sales for which the Company acts as a marketing agent for the merchant. This revenue is recorded on a net basis. Direct revenue is primarily related to the sale of products for which the Company is the merchant of record. These revenues are accounted for on a gross basis, with the cost of inventory included in cost of revenue. Other revenue primarily consists of advertising revenue, payment processing revenue, point of sale revenue and commission revenue.

(4)	Represents third party revenue, direct revenue and other revenue reduced by cost of revenue.

(5)	Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year periods.

(6)	Reflects the total number of unique user accounts who have purchased a voucher or product from us during the trailing twelve months.

(7)	Reflects the total gross billings generated in the trailing twelve months per average active customer over that period.

(8)	Includes merchant sales representatives, as well as sales support from continuing operations.

(9)	Financial information and other metrics have been retrospectively adjusted to exclude Ticket Monster, which has been classified as discontinued operations.

(10)	The definition, methodology and appropriateness of each of our supplemental metrics is reviewed periodically. As a result, metrics are subject to removal and/or change.